SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary  proxy statement / /
/ / Confidential, for use of the Commission only
    (as permitted by Rule  14a-b(e)(2)
/x/ Definitive  proxy statement
/ / Definitive  additional  materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      FORTUNE NATURAL RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box)
/x/ No fee required.
/ / $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

/  / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

--------------------------------------------------------------------------------

                                { FNRC LOGO HERE}







                          515 W. Greens Road, Suite 720
                              Houston, Texas 77067
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ----------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of the stockholders of Fortune Natural Resources Corporation will be held at 10:00 a.m. on Tuesday, April 28, 1998, at the Hotel Sofitel, located at 425 North Sam Houston Parkway East, Houston, Texas. The purposes of the meeting are:

     1.  To elect three members of the Board of Directors;

     2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of March 10, 1998 will be entitled to receive notice of, and to vote at, the meeting.


     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. SHOULD YOU CHOOSE TO CAST YOUR VOTE IN PERSON, YOUR PROXY VOTE WILL NOT BE COUNTED.


     The Annual Report of Fortune Natural Resources Corporation for the year ended December 31, 1997, is being mailed to stockholders with this notice of meeting.


                                     By order of the Board of Directors,




                                     /s/ Dean W. Drulias
                                     ----------------------------------
                                     Secretary

Houston, Texas
March 20, 1998

                      FORTUNE NATURAL RESOURCES CORPORATION
                          515 W. Greens Road, Suite 720
                              Houston, Texas 77067


                                 PROXY STATEMENT


     Your proxy, in the form enclosed, is solicited by the Board of Directors of Fortune Natural Resources Corporation ("Fortune" or the "Company") for use in connection with the Annual Meeting of Stockholders to be held on April 28, 1998. This proxy statement and accompanying proxy card is being mailed to the stockholders of the Company on or about March 27, 1998.

     A stockholder giving a proxy retains the power to revoke it at any time before it is exercised. A proxy may be revoked by filing a written notice of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company's principal executive offices. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by those therein named.

     Only stockholders of record at the close of business on March 10, 1998 are eligible to vote at the annual meeting in person or by proxy. The only class of stock of the Company eligible to vote is the $0.01 par value Common Stock. As of March 10, 1998, there were 40,000,000 shares authorized, of which 12,129,167 shares were issued and outstanding. Each share of Common Stock entitles the holder to one vote.


                              ELECTION OF DIRECTORS

     The Directors of the Company are divided into three classes. The Directors in each class hold office for staggered terms of three years each. The By-Laws of the Company provide for a Board of Directors, of not less than three members, and also provide that the terms of the members of the Board shall be staggered so that approximately one-third of its members shall be elected annually. The number of directors comprising the Company's Board has been set at seven. Two directors previously elected by the stockholders who are standing for re-election in 1998, one director nominated by the Board to fill a seat vacated by a director who is not standing for re-election in 1998, and the four directors whose terms do not expire in 1998, are listed on the following pages.

VOTING RIGHTS

     Each stockholder shall be entitled to one vote for each share held of record on the record date on all matters being voted on at the 1998 annual meeting. Stockholders will not be entitled to cumulative voting in the election of directors at this meeting. Directors will be elected by a simple majority vote of the shares present and voting at the meeting.

     If the enclosed Proxy Card is duly executed and returned, it will be voted in accordance with the instructions on the Proxy Card. If no instructions are given, it will be voted in favor of the nominees listed in the following table. The Board of Directors has been informed that all nominees are willing to serve as Directors, but if any should decline or be unable to act as a Director, the proxy agents will vote for the election of another person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve. Certain information regarding the nominees and the continuing directors is set forth in the following table:

                                                                                DIRECTOR
          NAME                     AGE   PRINCIPAL POSITIONS WITH THE COMPANY    SINCE
-----------------------------      ---   ------------------------------------    -----

                NOMINEES FOR DIRECTOR FOR TERMS TO EXPIRE IN 2001

Graham S. Folsom.............      40    Director                                 1992
Daniel R. Shaughnessy........      47    Director                                 1997
Dewey E. Stringer............      55         -                                    -

                 CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999

Barry Feiner.................      63    Director                                 1995
Gary Gelman..................      32    Director                                 1995

                 CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000

Tyrone J. Fairbanks..........      41    President, Chief Executive Officer
                                           and Director                           1991
Dean W. Drulias..............      51    Executive Vice President, General
                                           Counsel, Corporate Secretary
                                           and Director                           1990


     Mr. Folsom has served as the Chief Financial Officer of Klein Ventures, Inc. ("KVI"), a diversified investment company, since April 1987. Mr. Folsom has been active in the oil investments of KVI and its affiliates since 1987. Mr.
Folsom has been licensed as a Certified Public Accountant in the State of California since 1982 and is responsible for all of the accounting and financial affairs of KVI and its affiliates. KVI is a principal stockholder of the Company. There is no arrangement between KVI and the Company with respect to the appointment or selection of members of the Board. Mr. Folsom is chairman of the Company's Audit Committee.

     Mr. Shaughnessy is a geologist and geophysicist, as well as the founder and President of Interpretation3, a company specializing in the interpretation of 2D and 3D seismic data. His firm provides consultation services to Fortune. Prior to organizing Interpretation3, Mr. Shaughnessy served as a consultant with Interactive Exploration Solutions, Inc. for approximately one year. For most of the period from 1980 through 1993, he worked for Mobil Oil, most recently as Exploration Supervisor in Louisiana. During 1997, the Company paid Interpretation3 $182,000 for consulting services. Mr. Shaughnessy is a member of the Company's Audit Committee.

     Mr. Stringer has been the president of Petro-Guard Company, Inc. ("Petro-Guard") since 1982. Petro-Guard specializes in acquiring operated and non-operated oil and gas properties, exploration utilizing 3D seismic technology and organizing large exploration projects. Petro-Guard currently operates the Espiritu Santo bay project in which the Company is a participant. Mr. Stringer received his B.S. degree from the University of Houston in 1966 and serves on the board of directors of First Houston Financial Services, Inc.

     Mr. Feiner graduated from Columbia Law School and is a member of the Bar of the State of New York. He has practiced law in the State of New York since 1965. His practice concentrates on the areas of corporate and securities law. Prior to beginning private practice, Mr. Feiner served on the staff of the Securities and Exchange Commission. Mr. Feiner also serves on the board of directors of Alfin, Inc. (AMEX). He is chairman of the Company's Compensation Committee.

     Mr. Gelman has served as president of GAR-COR Holding Corporation, a real estate management and brokerage firm, since 1989. Mr. Gelman is a principal of and serves as a loan consultant to National Bank of New York City, and is a member of the Audit Committee.

     Mr. Fairbanks currently serves as President and Executive Officer of the Company, having previously served as Vice President and Chief Financial Officer from January 1991 to June 1994. Prior to joining Fortune, Mr. Fairbanks served as President, Chief Executive Officer and Director of Fairbanks & Haas, Inc. from January 1990 to January 1991. Fairbanks & Haas, Inc. was an oil and gas exploration, production, acquisition and operations company located in Ventura, California, the assets of which were acquired by Fortune in 1991. Mr. Fairbanks co-founded Fairbanks & Haas, Inc. and served in the capacity of Director and Executive Vice President from February 1987 to January 1990.

     Mr. Drulias joined the Company in October 1996 as Executive Vice President and General Counsel. Prior to that time, he was a stockholder of and a practicing attorney at the law firm of Burris, Drulias & Gartenberg, a Professional Corporation, which served as counsel to the Company since 1987. He practiced law in the Los Angeles area since 1977, specializing in the areas of energy, environmental and real property law. Mr. Drulias is a member of the Compensation Committee.

     The Company is not aware of any family relationship between any Directors or Executive Officers of the Company. The Board of Directors met nine times during 1997. No director attended fewer than 75% of the meetings of the Board. The Compensation Committee and the Audit Committee of the Board each met once in 1997; all members were in attendance at the meeting of their respective committees.

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such forms which they file. Based upon the Company's review of the forms it has received, the Company believes that Messrs. Feiner and William T. Walker, Jr., a director of the Company who is not standing for re-election, each filed one late Form 4 in 1997.

                             PRINCIPAL STOCKHOLDERS

     The following table contains information, as of March 10, 1998, relating to the beneficial ownership of Common Stock and securities convertible into Common Stock of the Company by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of such Common Stock and securities, by each officer and director, and by all officers and directors as a group.

                                                        Amount and Nature            Percent
                  Name                               Of Beneficial Ownership        Of Class
--------------------------------------------------   -----------------------        --------
Barry Blank
  5353 N. 16th St., Phoenix, AZ(1)                         1,132,604                  8.6%
William D. Forster
  237 Park Ave, New York, NY (2)                             715,000                  5.7%
BSR Investments, Inc.
  Paris, France(2)                                           715,000                  5.7%
Klein Ventures, Inc.
  1307 E. Pine St., Lodi, CA(3)                              640,017                  5.2%
Tyrone J. Fairbanks (Director, President and CEO)
  515 W. Greens Rd., Houston, TX(4)                          531,521                  4.2%
John L. Collins (Vice President)
  515 W. Greens Rd., Houston TX(4)                           388,467                  3.1%
Dean W. Drulias (Director, Executive Vice President,
  General Counsel and Corporate Secretary)
  515 W. Greens Rd., Houston, TX(4)                          333,841                  2.7%
J. Michael Urban (Vice President and CFO)
  515 W. Greens Rd., Houston, TX(4)                          323,701                  2.6%
William T. Walker, Jr. (Director)
  515 W. Greens Rd., Houston TX(4)                           264,778                  2.1%
Graham S. Folsom (Director)
  515 W. Greens Rd., Houston, TX(4)                         172,251                   1.4%
Gary Gelman (Director)
  515 W. Greens Rd., Houston, TX(4)                          131,583                  1.1%
Barry Feiner (Director)
  515 W. Greens Rd., Houston, TX(4)(5)                       127,993                  1.0%
Daniel R. Shaughnessy (Director)
  515 W. Greens Rd., Houston, TX(4)                           72,400                   *
All Officers and Directors
as a group of nine (9) persons                             2,346,535                 16.5%
                                                           =========                 =====

----------
*  indicates less than 1%.

(1) Includes 137,000 shares of Common Stock and 17,917 shares of Common Stock which underlie an equal number of private stock purchase warrants, exercisable at $3.60 per warrant, issued in connection with the Company's 1997 Convertible Note offering; 777,687 shares of Common Stock which underlie 541,000 publicly-traded stock purchase warrants held by Mr. Blank and exercisable at $3.75 per warrant; and 200,000 shares of Common Stock underlying 200,000 stock purchase warrants, exercisable at $2.40 per share, issued to the underwriters of the Company's 1995 Equity Offering, which Mr. Blank acquired from Coleman & Company Securities, Inc. Mr. Blank is managing director of J. Robbins Securities, LLC., the underwriter for the Company's 1997 Convertible Note offering.

(2) Includes 515,000 shares of Common Stock underlying stock purchase warrants exercisable at $4.75 per share and expiring April 2000.

(3) Klein Ventures, Inc. is owned by Mr. Bud Klein. The number of shares shown includes 138,888 shares underlying stock purchase warrants issued in a 1992 acquisition and 115,000 shares underlying 80,000 public stock purchase warrants acquired in the Company's 1993 public equity offering exercisable at $3.75 per warrant. The number shown also includes an aggregate of 88,629 shares of stock owned by Klein Bros. Holdings, Ltd. Each record owner possesses sole voting and disposition power over such shares, and Klein Ventures, Inc. and Mr. Bud Klein disclaim beneficial ownership of shares owned by Klein Bros. Holdings, Ltd. which is owned by Klein Ventures, Inc. and five of Mr. Klein's children and relatives. However, Klein Ventures, Inc., Klein Bros. Holdings, Ltd. and Bud Klein may be considered a "group" under regulations of the Securities and Exchange Commission.

(4) Includes 506,999 shares issuable to Mr. Fairbanks upon the exercise of stock options granted to him under the Company's various stock option plans, exercisable at prices of $1.56 to $3.13 per share, and 3,080 shares held by the trustees of the Company's 401(k) Plan for the benefit of Mr. Fairbanks; an aggregate of 1,387,200 shares issuable upon exercise of stock options granted to other officers and directors under the Company's various stock option plans, exercisable at prices of $1.56 to $3.13 per share; 88,289 shares issuable upon the exercise of 64,015 Common Stock purchase warrants (at $4.41 per warrant) and 22,264 shares issuable upon exercise of 3,600 units (at $11.14 per unit for 3.3097 shares of Common Stock and two stock purchase warrants exercisable at $3.75 each for 1.4375 shares) issued in connection with the Company's 1993 equity offering to William T. Walker, Jr. prior to his becoming a director of the Company; 7,187 shares issuable upon exercise of 5,000 public warrants (at $3.75 per warrant) held by Graham S. Folsom; 25,000 shares issuable upon the exercise of Common Stock purchase warrants (at $3.25 per share) issued to John L. Collins on May 30, 1995 and 3,467 shares held by the trustees of the Company's 401(k) Plan for the benefit of Mr. Collins; 35,000 shares issuable upon the exercise of Common Stock purchase warrants (at $2.56 per share) issued to J. Michael Urban on March 11, 1996 and 3,701 shares held by the trustees of the Company's 401(k) Plan for the benefit of Mr. Urban; and 20,000 shares issuable upon the exercise of Common Stock purchase warrants (at $2.75 per share) issued to Dean W. Drulias on October 16, 1996 and 2,600 shares held by the trustees of the Company's 401(k) Plan for the benefit of Mr. Drulias.

(5) All shares shown, except those which underlie stock purchase options granted to Mr. Feiner by virtue of his service as a director, are owned by Janet Portelly, wife of Barry Feiner; Mr. Feiner disclaims beneficial ownership of all such shares owned by Mrs. Portelly. The number shown includes 14,375 shares issuable upon exercise of 10,000 public warrants (at $3.75 per warrant).

                             EXECUTIVE COMPENSATION

     The following table lists the total compensation paid by the Company to persons who served in the capacity of chief executive officer during the periods indicated and to the other executive officers who received annual compensation in excess of $100,000 (or at a rate in excess of $100,000):


                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation          Long Term Compensation
                                                ------------------------------------- Securities Underlying    All Other
       Name and Principal                        Salary         Bonus        Other (1)   Options/Warrants     Compensation
            Position                 Year          ($)           ($)           ($)            (#)                ($)
--------------------------------    -------     ---------     ---------     ---------     -----------     ----------
Tyrone J. Fairbanks                  1997         155,833        17,500        35,309        120,000             4,748
President and CEO                    1996         150,000             -        20,934         80,000             3,000
                                     1995         125,000        25,000             -        105,599                -

Dean W. Drulias                      1997         125,000         3,000             -         75,000             4,750
Executive Vice President             1996          26,291           250             -         56,000 (2)         1,972

J. Michael Urban                     1997         120,000         5,000             -        100,000             4,750
Chief Financial Officer              1996          97,308             -             -         55,000 (3)         4,750



(1) Amounts include automobile expenses and loan forgiveness, but are shown only if such amounts exceed 10% of the total annual salary and bonus.

(2) The figure shown reflects the issuance to Mr. Drulias of 20,000 stock purchase warrants exercisable at $2.75 per share (the market price of the Common Stock on October 16, 1996, the date of issue) and expiring on October 16, 2001.

(3) The figure shown reflects the issuance to Mr. Urban of 35,000 stock purchase warrants exercisable at $2.5625 per share (the market price of the Common Stock on March 11, 1996, the date of issue) and expiring on March 11, 2001.



     The following table lists the outstanding options held on December 31, 1997 by the Company's executive officers under Company's Stock Option Plans:


                  AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                             Number of         Value of Unexercised
                                                                      Unexercised Options/     in-the-Money Options/
                                                                      Warrants at FY-End        Warrants at FY-End
                           Shares Acquired                              Exercisable/              Exercisable/
       Name                 on Exercise        Value Realized ($)      Unexercisable(1)          Unexercisable
-------------------------------------------------------------------------------------------------------------------
Tyrone J. Fairbanks            -                      -                  406,999 / 0                    -
Dean W. Drulias              6,400                    -                  151,000 / 0                    -
J. Michael Urban               -                      -                  155,000 / 0                    -


(1) Includes stock purchase warrants reflected in the preceding table.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Tyrone J. Fairbanks, its President and Chief Executive Officer. The agreement provides that if employment is terminated for any reason other than for cause, death or disability within two years following a change in control (which for purposes of this Agreement means a change in more than one-third of the Board of Directors following certain special events), Mr. Fairbanks is entitled to receive a single payment equal to two year's compensation and all shares of Common Stock subject to stock options then held by him without payment of the exercise price therefor. Mr. Fairbanks' agreement also provides for two (2) years of consulting services upon the completion of the primary term of his contract at forty percent (40%) of the last compensation thereunder. Mr. Fairbanks' current employment agreement provides for an annual salary of $160,000 and additional compensation, in an amount not to exceed his annual salary, based upon the increase in the value of the Company's stock. The term of Mr. Fairbanks' employment contract extends through the later of May 31, 2000 or six months following notice that the contract will not be extended further. As part of the relocation of the Company's headquarters to Houston, Texas, Fortune provided Mr. Fairbanks with an incentive relocation package to facilitate his move. The package consisted of a payment by the Company of Mr. Fairbanks' moving expenses, a nonrecourse, unsecured loan in the amount of $80,000 bearing interest at the rate of 6% per annum, with $20,000 of such loan forgiven in each of four consecutive years beginning in 1996, provided Mr. Fairbanks is still employed by the Company or has been terminated by the Company without cause, and a secured recourse loan in the amount of $70,000 also bearing interest at the rate of 6% per annum, payable interest only for two years with a $35,000 principal payment due on each of the second and third anniversary dates of the loan. As of the date of this proxy, the outstanding principal balance of the nonrecourse loan was $40,000 and all payments on the recourse loan were current.

     The Company has entered into an employment agreement with Dean W. Drulias, its Executive Vice President and General Counsel. The agreement provides that if employment is terminated for any reason other than for cause, death or disability within two years following a change in control (which for purposes of this Agreement means a change in the majority of the Board of Directors following certain special events), Mr. Drulias is entitled to receive a single payment equal to two year's compensation and all shares of Common Stock subject to stock options then held by him without payment of the exercise price therefor. Mr. Drulias' current employment agreement provides for an annual salary of $125,000. The term of Mr. Drulias' employment contract extends through December 31, 1998.

STOCK OPTIONS

     Fortune has three Stock Option Plans. All existing plans cover officers and employees of the Company; those effective in 1993 and 1998 also provide for options for directors of the Company. Awards are made by the Board of Directors upon recommendations of its Compensation Committee. There is no performance formula or measure. Options granted under the 1988 plan must be exercised within ten years of the date of grant or they are forfeited. Options granted under the 1993 and 1998 plans must be exercised within five years of the date of grant or they are forfeited.

     All options available under the 1988 plan have been granted, and no shares remain on which options may be granted. Options have been granted as follows:
(1) under the 1988 plan, options for 27,500 shares at $2.60 per share and (2) under the 1993 plan, options for 75,000 shares at $5.00 per share granted in 1993, options for 263,000 shares at $5.48 per share granted in 1994, options for 264,000 shares at $6.03 per share granted in 1995, options for 450,000 shares at $3.125 per share granted in 1996, and options for 615,000 shares from $1.88 to $3.00 per share granted in 1997. The exercise prices of all options granted in 1993, 1994 and 1995 were reduced to $2.75 on January 12, 1995. Options for 727,500 shares at $1.56 per share have been granted to date under the 1998 plan.

     The following table shows the grants of stock options during 1997 to each of the executives named in the Summary
Compensation Table.

                              OPTION GRANTS IN 1997


                                                  Individual Grants
                          -----------------------------------------------------------------
                           Number of      % of Total                                       Potential Realizable Value At
                          Securities       Options                                             Assumed Annual Rates Of
                          Underlying     Granted to                                          Stock Price Appreciation
                           Options      Employees in    Exercise or Base      Expiration           For Option Term
         Name              Granted       Fiscal Year      Price ($/Sh)           Date            5%         10%
-------------------       ---------     ------------    ----------------  -----------------  ----------  ----------
Tyrone J. Fairbanks       120,000          20.2               3.00        February 13, 2002  $   99,461  $  219,784
Dean W. Drulias            75,000          12.6               3.00        February 13, 2002      62,163     137,365
J. Michael Urban          100,000          16.8               3.00        February 13, 2002      82,884     183,153



     In the event of a change in control of the Company, the shares of Common Stock subject to options granted to all option holders under the Company's stock option plans will be issued to them without further action on their part or the payment of the exercise price for such shares.

RETIREMENT PLAN

     During 1996, the Company adopted the Fortune Natural Resources Corporation 401(k) Profit Sharing Plan for its eligible employees. Under the plan, all employees on the Company's payroll as of November 1, 1996, and all employees hired after that date who have attained age 21 and three months of service, are permitted to make salary deferrals up to the lesser of 15% of their annual compensation or the maximum allowable by law. Salary deferrals will be matched 50% by the Company; matching contributions are 100% vested after two years of service with the Company. Salary deferrals are 100% vested at all times. The Company does not make profit sharing contributions to the plan. Messrs. Drulias and Urban are the trustees of the plan.

     For 1997, the Company's matching contribution was $24,000, all of which was paid in shares of Common Stock. The amounts to be contributed to the plan as matching contributions for executives of the Company are shown in the Summary Compensation Table set forth above.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program is administered by the Compensation Committee of the Board of Directors. The committee is comprised of two independent, nonemployee directors and one director who is an officer of the Company. The committee strives to set an executive compensation program which emphasizes both business performance and shareholder value. The committee attempts to do this by attracting, rewarding, and retaining qualified and productive individuals, tying compensation to both Company and individual performance, ensuring competitive and equitable compensation levels, and fostering executive stock ownership. The committee also relies on recommendations from the Company's management regarding executive compensation levels.

     The committee reviews each management employee's salary annually. In determining an appropriate salary level, the committee considers the level and scope of responsibility, experience, individual performance, an evaluation of the Company's performance, and pay practices among similar companies in the industry. There are no specific performance or other criteria assigned to any of these measurements.

     The Company does not currently implement any annual incentive compensation plan but, as discussed below, has adopted incentives as a component of the compensation of its Chief Executive Officer. The Company's long term incentive philosophy is that compensation should be related to an improvement in shareholder value, thereby creating a mutuality of interest with the Company's stockholders. In furtherance of this objective, the Company awards its executive officers stock options, the objective being to provide a competitive total long-term incentive opportunity.

     The committee believes that the Company's stock option plan is compatible with shareholder interest in that it encourages executives to maintain a long-term equity interest in the Company. The provisions of the plan are also consistent with prevailing practices in the oil and gas industry. The committee is currently reviewing ways in which both the award of options and their exercise may be tied more closely to the performance of the Company's stock.

     Mr. Fairbank's salary as Chief Executive Officer was set at $150,000 shortly after he assumed that position in June 1994. His base salary was increased to $160,000 in June 1997, at which time the Company incorporated an incentive component into his employment agreement. This provides for an annual bonus based upon the increase, if any, in the Company's stock price as determined in May of each year. Such bonus cannot exceed the amount of Mr.
Fairbanks' annual salary. Currently there are no other performance-based criteria which may be relied upon to either increase or diminish his annual salary.

     Messrs. Feiner, Drulias, and Walker serve on the Company's Compensation Committee, and each have specifically concurred in the foregoing report.


                                PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the AMEX Market Value Index and the S&P Oil and Gas (Exploration & Production) Index for the five years ended December 31, 1997. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1992, and that all dividends were reinvested.



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                  AMONG FORTUNE NATURAL RESOURCES CORPORATION,
                           THE AMEX MARKET VALUE INDEX
            AND THE S & P OIL & GAS (EXPLORATION & PRODUCTION) INDEX


                                                                                 Cumulative Total Return*
                                                                            --------------------------------
                                                     Symbol     12/31/92    1993   1994   1995   1996   1997
                                                                --------    ----   ----   ----   ----   ----
Fortune Natural Resources Corporation                 FPX       $   100     $ 35   $ 31   $ 81   $ 43   $ 44

AMEX Market Value Index                               IAMX          100      120    109    137    146    177

S & P Oil & Gas (Exploration & Production) Index      IOIX          100       97     77     91    120    110


*$100 invested on 12/31/92 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors selected KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has audited the Company's financial statements since 1992. Its representatives are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.


                                  OTHER MATTERS

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and employees of the Company by telephone, telegraph, or facsimile. Stockholder proposals for the 1999 annual meeting of stockholders must be received no later than November 23, 1998 at the Company's executive office, 515 West Greens Road, Suite 720, Houston, Texas 77067, Attention: Corporate Secretary.

     Management knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                    By order of the Board of Directors,




                                    /s/ Dean W. Drulias
                                    -----------------------------------
                                    Secretary


Houston, Texas
March 20, 1998

                                   PROXY CARD

PROXY
                      FORTUNE NATURAL RESOURCES CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 28, 1998

       The undersigned stockholder(s) of Fortune Natural Resources Corporation ("Fortune") hereby nominates, constitutes and appoints Dean W. Drulias and Tyrone J. Fairbanks, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Fortune Natural Resources Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Fortune to be held at 10:00 a.m. on Tuesday, April 28, 1998 at the Hotel Sofitel located at 425 North Sam Houston Parkway East, Houston, Texas and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

       1. To elect three members of the Board of Directors.

   AUTHORITY GIVEN to vote for all nominees           WITHHOLD AUTHORITY to vote
   (except as marked to the contrary below). /  /     for all nominees /  /

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike through the nominee's name in the list below).

   DANIEL R. SHAUGHNESSY            GRAHAM S. FOLSOM         DEWEY E. STRINGER

       2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998.

      /  /  FOR               /  /  AGAINST              /  /  ABSTAIN

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                          -----------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR PROPOSAL 1 AND A VOTE "FOR" PROPOSAL 2. THE PROXY CONFERS AUTHORITY TO VOTE, AND SHALL BE VOTED, "AUTHORITY GIVEN" FOR PROPOSAL 1 AND "FOR" PROPOSAL 2, UNLESS "WITHHOLD AUTHORITY", "AGAINST", OR "ABSTAIN" IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                     Dated:
                                            ------------------------------------


                                     -------------------------------------------
                                     (Signature of Stockholder)


                                     -------------------------------------------
                                     (Please Print Name)


                                     -------------------------------------------
                                     (Signature of Stockholder)


                                     -------------------------------------------
                                     (Please Print Name)


I/WE DO EXPECT TO ATTEND THE MEETING     / /
I/WE DO NOT EXPECT TO ATTEND THE MEETING / /